EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is entered into as of the 31st day of October, 1996 between Robert B. Little ("Employee") and Overseas Filmgroup, Inc., a Delaware corporation (the "Company").

         WHEREAS, pursuant to an Agreement of Merger, dated as of July 2, 1996 by and among Entertainment/Media Acquisition Corporation ("EMAC"), Overseas Filmgroup, Inc. (the "Disappearing Corporation"), Robert B. Little and Ellen Dinerman Little, as amended by that certain Amendment to Agreement of Merger, dated as of September 20, 1996 by and among the same parties (as so amended, the "Merger Agreement"), the Disappearing Corporation has been merged with and into EMAC (the "Merger") with EMAC being the surviving corporation, which was renamed "Overseas Filmgroup, Inc." at the effective time of the Merger; and

         WHEREAS, Employee was Chairman of the Board and Chief Executive Officer of the Disappearing Corporation for numerous years; and

         WHEREAS, a condition to consummation of the Merger was that the Company, as the surviving corporation in the Merger, and Employee enter into this Agreement as of the date that the Merger becomes effective; and

         WHEREAS, Employee and the Company desire to enter into this Agreement setting forth the terms and conditions for the employment relationship of Employee with the Company during the Term (as defined below).

         NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties to this Agreement hereby agree as follows:

1.       SERVICES.

         1.1 Employment. During the Term (as defined below), the Company hires Employee to perform such services as the Company may from time to time reasonably request consistent with Employee's position with the Company (as set forth in Section 1.5 hereof) and Employee's stature and experience in the motion picture industry (the "Services"). The Services and authority of Employee shall include management and supervision of (A) the general business, affairs, management and operations of the Company, (B) the distribution of motion pictures, and (C) other principal business activities of the Company and its Affiliates. For purposes of this Agreement, "Affiliates" shall mean, as to any person, any other person controlled by or under common control with (or, where applicable, controlling), directly or indirectly, such person; and "person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof, or any other entity.

         1.2 Location. During the Term, Employee's Services shall be performed in Los Angeles, California or elsewhere in the western Metropolitan Los Angeles area. The parties, however, acknowledge and agree that the nature of Employee's duties hereunder may require domestic and international travel from time to time.

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         1.3 Term. The term of Employee's employment under this Agreement (the
"Term") shall commence at the effective time of the Merger on the date first written above (the "Effective Date") and shall end on October 30, 2001 unless sooner terminated in accordance with the provisions of this Agreement. For purposes of this Agreement, "Employment Year" shall mean each twelve month period during the Term commencing on October 31, and ending on October 30, of the following year.

         1.4 Exclusivity. During the Term, the Services shall be rendered on a full-time basis during normal working hours. During the Term, all Services of Employee shall be exclusive to the Company and its Affiliates. Notwithstanding anything to the contrary stated in this Agreement, Employee may acquire and/or retain, as an investment, and take customary actions (including the exercise or conversion of any securities or rights) to maintain and preserve Employee's ownership of any one or more of the following (provided such actions, other than passive investment activities, do not unreasonably interfere with Employee's Services hereunder): (i) securities of any corporation that are registered under Sections 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that are publicly traded as long as Employee is not part of any control group of such corporation and, in the case of public corporations in competition with the Company, such securities do not constitute more than five percent of the voting power of that public company;
(ii) any securities of a partnership, trust, corporation or other person so long as Employee remains a passive investor in that entity and so long as such entity is not, directly or indirectly, in competition with the Company; (iii) securities or other interests now owned or controlled, in whole or in part, directly or indirectly, by Employee in any corporation or other person and which are identified on Schedule 1.4 hereto; and (iv) securities of the Company or any of its Affiliates. Nothing in this Agreement shall be deemed to prevent or restrict Employee's ownership interest in the Company and its Affiliates or Employee's ability to render charitable or community services. Any executive producer or similar producer fees earned by Employee from a third party during the Term in connection with the Services shall be assigned by Employee to the Company, and the Company shall fully indemnify Employee with respect to any and all taxes to be paid by Employee in connection therewith (i.e., Employee shall be placed in the same after-tax position that he would have been in had such fees not been paid to Employee). Nothing in this Agreement shall be deemed to restrict Employee's ability to render ongoing consultation to the entities listed on Schedule 1.4 hereto (provided such consultation does not unreasonably interfere with Employee's Services hereunder) or to receive consulting fees in connection therewith. Employee represents and warrants that through December 31, 1995 the aggregate amount of consulting fees earned by Employee from consultation services rendered to NEO Motion Pictures, Inc. (and to which Employee is entitled to be paid by such company) did not exceed $350,000.

         1.5 Power and Authority.

             1.5.1 During the Term, Employee shall be a member and Co-Chairman of the Board of Directors of the Company (the "Board"), a member of the executive or supervisory committee (or comparable committee) (the "Executive Committee") of the Board, and Co-Chief Executive Officer of the Company. During the Term, the only other Co-Chairman of the Board, President, or Co-Chief Executive Officer of the Company shall be Ellen Dinerman Little (the "Co-Executive"). In the event that the Co-Executive ceases at any time during the Term to serve as Co-Chairman of the Board or Co-Chief Executive Officer of the Company, (i) Employee shall become the sole Chairman of the Board or Chief Executive Officer, as applicable, (ii) Employee shall no longer share any such office and (iii) as applicable, all references herein to the joint authority of Employee and Co-Executive to make certain

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decisions and take certain actions shall thereafter be deemed to be references instead to the sole authority of Employee.

             1.5.2 During the Term, all officers and employees of the Company shall report to, and only to, Employee and the Co-Executive (directly or through such channels as Employee and the Co- Executive shall designate). During the Term, there shall be no officer or employee of the Company whose title, position or authority with the Company is equal to Employee (other than the Co-Executive) or superior to that of Employee. During the Term, there shall be no President of the Company other than Ellen Dinerman Little. In the event that Co-Executive ceases at any time during the Term to serve as President of the Company, such office shall remain vacant unless Employee chooses, in his sole discretion, to assume such additional office, in which case the Company shall promptly appoint him to such office.

             1.5.3 The Company may from time to time during the Term appoint Employee to one or more additional offices of the Company. Employee agrees to accept such offices if consistent with Employee's stature and experience and with the type of offices with the Company held by Employee. The Company shall not appoint the Co-Executive to any additional office without simultaneously offering Employee the identical office and title which, if Employee accepts such office, they shall hold as co- officers.

             1.5.4 In addition to the other duties and authority of Employee set forth herein, Employee and the Co-Executive (and no other person without Employee's consent) shall have, subject to Section "V" of the Company's Operating Guidelines attached hereto as Exhibit "A," the sole and ultimate authority and responsibility to make all creative decisions for the Company with respect to all motion pictures financed, produced or distributed by the Company or its Affiliates. This authority shall include, without limitation, the creative decisions for acquiring and developing properties, attaching all creative elements, greenlighting films for acquisition, and approving the motion pictures or other properties to be financed or acquired by the Company, as well as by its Affiliates. In addition, Employee and the Co-Executive shall have sole authority and responsibility to make all employment decisions regarding Company personnel, including personnel of the Company's Affiliates.

         1.6 Confidentiality. Employee acknowledges that in furnishing his Services to the Company, he will, through the Term, come into close contact (and through services provided to the Disappearing Corporation has come into close contact) with many confidential affairs of the Company, including confidential information about costs, profits, sales, pricing policies, operational methods, and other confidential information not readily available to the public (the "Confidential Materials"). In recognition of the foregoing, Employee covenants and agrees that Employee will not intentionally disclose any material Confidential Materials to anyone outside the Company and its Affiliates during the Term except in the course of rendering the Services or with the Company's written consent. For purposes of this Agreement, the term "Confidential Materials" does not include information which at the time of disclosure has previously been made generally available to the public by any means other than the wrongful act of Employee (or Employee's spouse) in violation of this Section 1.6. Employee may use and disclose Confidential Materials to the extent necessary to assert any right or defend against any claim arising under this Agreement, the Merger Agreement, the Overseas Filmgroup, Inc. 1996 Special Stock Option Plan and Agreement dated October 31, 1996 by and among the Company, Employee and Ellen Dinerman Little (the "Option Agreement"), the Tax Reimbursement Agreement dated as of October 31, 1996 by and between Ellen Dinerman Little, Employee, William F. Lischak and the Company (the "Tax Agreement"), the Lock-up and Registration Rights Agreement dated as of October 31, 1996 by

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and between the Company, Employee, Ellen Dinerman Little and William F. Lischak
(the "Registration Rights Agreement"), the Secured Promissory Note of the Company dated October 31, 1996, in favor of Ellen Dinerman Little and Employee in the principal amount of $2,000,000 (the "Note"), the Security Agreement dated as of October 31, 1996 by and among the Company, Employee and Ellen Dinerman Little (the "Security Agreement"), the Stockholders Voting Agreement dated as of October 31, 1996 by and among the Company, Employee, Ellen Dinerman Little, William F. Lischak, Jeffrey A. Rochlis, Barbara Boyle, the Hoberman Family Trust Dated 9/18/92, John Hyde, Sparta Partners III and Stephen K. Bannon, Scot K. Vorse and Gary M. Stein (the "Stockholders Agreement"), and any other documents entered into pursuant to or contemplated by the foregoing (this Agreement, the Option Agreement, the Tax Agreement, the Registration Rights Agreement, the Note, the Security Agreement, the Stockholders Agreement and any other documents entered into pursuant to or contemplated by the foregoing are collectively referred to herein as the "Transaction Documents"). Employee may also use and disclose Confidential Materials to the extent necessary to assert any right or defend against any claim pertaining to Confidential Materials or their use, to the extent necessary to comply with any applicable statute, constitution, treaty, rule, regulation, ordinance or order, whether of the United States, any state thereof, or any other jurisdiction applicable to Employee after giving prior notice to the Company (time permitting), or if Employee receives a request to disclose all or any part of the information contained in the Confidential Materials under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by a governmental body or agency, whether of the United States or any state thereof, or any other jurisdiction applicable to Employee after giving prior notice to the Company (time permitting).

         1.7 Indemnification. The Company shall indemnify Employee to the fullest extent allowed by applicable law. Without limiting the foregoing, Employee shall be entitled to the benefit of the indemnification provisions contained on the date hereof in the Bylaws of the Company and any applicable Bylaws of any Affiliate, notwithstanding any future changes therein, and Employee shall also be entitled to the benefit of the Indemnification Agreement attached hereto as Exhibit "B" which shall be entered into between the Company and Employee concurrently with the execution of this Agreement.

         1.8 Credits. With respect to any motion picture developed, distributed or financed, in whole or in part, by the Company or its Affiliates which is set for production during the Term, the Company shall accord presentation, producer or executive producer credit, the type of credit to be chosen at Employee's election, (and the Company shall direct its licensees, to the extent reasonable, to accord such credit) to Employee on screen on a separate card in the main titles and in paid advertising in which any other credit appears (other than award, congratulatory, nomination or personal appearance advertisements) in form and size to be determined by Employee consistent with custom and practice in the entertainment industry.

2.       COMPENSATION.

         As compensation and consideration for the Services provided by Employee during the Term pursuant to this Agreement, the Company agrees to pay to Employee the compensation set forth below.

         2.1 Fixed Annual Compensation. The Company shall pay to Employee salary ("Fixed Annual Compensation") at the rate of $125,000 per annum. Fixed Annual Compensation payable to Employee by the Company hereunder shall be paid at such times and in such amounts as the Company may designate in accordance with the Company's usual salary practices, but in no event less than once monthly.

         2.2 Bonus. During each Employment Year during the Term, Employee shall be entitled to a bonus of $25,000 (the "Annual Bonus") if Employee attends at least one foreign festival, market or

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other similar event, including, without limitation, the Cannes Film Festival, the Berlin Film Festival, the Venice Film Festival, the "London Screenings," MIFED, MIP or MIPTV. The "Annual Bonus" shall be paid promptly after Employees' attendance at the applicable festival, market or other event. If in any Employment Year, Employee is prevented from earning the Annual Bonus due to illness or disability, Employee shall nevertheless be entitled to the full amount of the Annual Bonus for each such Employment Year. Employee shall also be entitled to such additional bonus, if any, as may be granted to Employee by the Company's Board of Directors (with Employee and Employee's spouse abstaining from any vote thereon) or compensation or similar committee thereof in the Board's (or such committee's) sole discretion based upon Employee's performance of his Services under this Agreement.

3.       EXPENSES; ADDITIONAL BENEFITS

         3.1 Vacation. During the Term, Employee shall be entitled for each Employment Year to an aggregate of four weeks of vacation with full pay. Employee shall be entitled to accrue vacation (beginning with any vacation after December 31, 1995) and/or be paid therefor in accordance with the Company's policies with respect thereto applicable to the Company's general employees.

         3.2 Employee Business Expense Reimbursement. Employee shall be entitled to reimbursement of all business expenses for which Employee makes an adequate accounting to the Company, including, without limitation, all expenses of a home office (consistent with the past practices of the Disappearing Corporation in connection with the reimbursement of home office expenses). The determination of the adequacy of the accounting of the foregoing expenses shall be within the reasonable discretion of the Company's independent certified accountants taking into consideration the substantiation requirements of the Internal Revenue Code of 1986, as amended (the "Code").

         3.3 Merger Expenses. Employee shall be entitled to reimbursement of all reasonable legal and accounting fees and expenses incurred in connection with the negotiation, execution and delivery of the Transaction Documents and the transactions contemplated by each.

         3.4 Directors and Officers Liability Insurance. Employee shall be entitled to the protection of any insurance policies the Company or any of its Affiliates may elect to maintain generally for the benefit of its directors and officers against all costs, charges and expenses whatsoever incurred or sustained by Employee or his legal representatives in connection with any action, suit or proceeding to which Employee (or his legal representatives or other successors) may be made a party by reason of Employee being or having been a director or officer of the Company or any of its Affiliates or Employee serving or having served any other enterprises as a director, officer or employee at the request of the Company. The Company shall provide and maintain at all times during the Term and for a period of six years thereafter such a directors and officers insurance policy covering Employee and his legal representatives, issued by a reputable and financially-sound insurance carrier of national standing which is acceptable to Employee, and providing coverage in the amount of at least $1,500,000.

         3.5 Life Insurance Policy. The Company shall provide Employee with a whole-life life insurance policy (from a reputable and financially-sound insurance carrier of national standing which is acceptable to Employee) for his benefit in the amount of not less than $1,000,000 (the "Life Insurance Policy"). The Company agrees to make all premium payments under the Life Insurance Policy; provided, however, that Employee reserves the right (either before or after the Company obtains such life insurance policy) to require the Company to pay directly to Employee the premiums for such policy (and to assign

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the policy to Employee if the Company has already obtained such policy) so that
Employee owns the policy and Employee makes the premium payments. Employee shall be entitled to name the beneficiary or beneficiaries of such policy and, upon expiration (or earlier termination) of the Term, Employee shall have the right to require the Company to assign any rights it may have in such policy to Employee. Employee agrees that the Company may secure additional insurance on Employee's life for the benefit of the Company. Notwithstanding the foregoing, the Company agrees to make all premium payments under the $3,000,000 term life insurance policy described on Schedule 3.5 hereto during the term of such policy, and such payments shall be deemed to satisfy the requirements of this
Section 3.5 during the term of such policy.

         3.6 Disability Insurance. In addition to any disability benefits or insurance coverage provided to Employee through any group disability plan of the Company or its Affiliates, as well as in addition to any social security or workers' compensation benefits provided to Employee, the Company shall provide Employee with disability insurance with one or more substantial carriers providing the maximum amount of disability benefits to Employee that are available under a disability policy with an annual premium of $5,000. The Company shall pay such annual premium of $5,000 directly to the insurance company; provided, however, that Employee reserves the right (either before or after the Company obtains such disability insurance policy) to require the Company to pay directly to Employee the premiums for such policy (and to assign the policy to Employee if the Company has already obtained such policy) so that Employee owns the policy and Employee makes the premium payments. Employee may supplement or increase such insurance coverage by paying additional premiums in excess of the $5,000 annual premium to be paid by the Company. Upon expiration (or earlier termination) of the Term, Employee shall have the right to require the Company to assign any rights it may have in such disability insurance policy to Employee. Notwithstanding the foregoing, the $5,000 annual premium to be paid by the Company shall be increased by the amount of any disability insurance premiums to be paid by the Company pursuant to the Company's employment agreement with the Co-Executive but which are not utilized by the Co-Executive.

         3.7 Additional Benefits. In addition to the foregoing, Employee shall receive and continue to receive such additional benefits ("Additional Benefits") specified in this Section 3.7 and such additional and fringe benefits as he now enjoys. Such Additional Benefits to be received by Employee shall include without limitation (i) memberships (including initiation fees, annual dues and other recurring expenses) for fraternal and business organizations, country clubs, and any other clubs in an amount not to exceed $5,000 in each year of the Term, (ii) first-class air travel for all trips (domestic and foreign) made by Employee in connection with Employee's Services to the Company or its Affiliates, (iii) reimbursement of Employee's personal legal and accounting expenses (including the cost of a business manager) in an amount not to exceed $15,000 in each year of the Term plus reimbursement of the cost of preparation of the annual tax returns of Employee and his related entities in an amount not to exceed $5,000 in each year of the Term, (iv) customary health, medical and dental insurance for Employee and his spouse, and
(v) an automobile of Employee's choice and reimbursement of all expenses incurred in connection with such automobile, including, without limitation, lease or purchase payments (which at Employee's election shall be made directly by the Company), taxes, fees, registration, insurance, gas, carphone, maintenance and repairs. The aggregate amount of the automobile lease or purchase payments hereunder shall not exceed $14,500 in any year of the Term. Employee shall retain title to such automobile upon expiration or earlier termination of the Term.

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         3.8  Stock Option Plan and Agreement. Concurrently with the execution of this Agreement and in consideration for the execution thereof, Employee and the Company shall enter into the Overseas Filmgroup, Inc. 1996 Special Stock Option Plan and Agreement attached hereto as Exhibit "C" which represents a material inducement to Employee's willingness to enter into this Agreement.

         3.9 Other Agreements. Concurrently with the execution of this Agreement, Employee and the Company shall enter into the Registration Rights Agreement, Tax Agreement, Stockholders Agreement, Note, Security Agreement (and other Transaction Documents which have not been previously executed).

         3.10 General. Employee shall be entitled to participate in any profit-sharing, pension, health, insurance or other plans, benefits or policies (not duplicative of the benefits provided hereunder) available to the employees of the Company or its Affiliates on the terms generally applicable to such employees.

         3.11 No Reduction of Benefit or Payment. No payment or benefit made or provided under this Agreement shall be deemed to constitute payment to Employee or his legal representative or guardian in lieu of, or in reduction of, any benefit or payment under an insurance, pension or other benefit plan, and no payment under any such plan shall reduce any payment or benefit due under this Agreement except as set forth in Section 5.2.

4.       TERMINATION.

         If any of the events described in this Section 4 shall occur, Employee shall be entitled to the benefits provided in Section 5 hereof upon the subsequent termination of Employee's employment during the Term of Employment. As used in this Agreement, "Date of Termination" means (i) if employment is terminated for Disability (as defined in Section 4.1 below), thirty (30) days after Notice of Termination is given (provided that Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (ii) if employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of termination for "cause" pursuant to Section 4.2 shall not be less than thirty
(30) days, and in the case of a termination for "Good Reason" pursuant to
Section 4.3 shall not be more than thirty (30) days, respectively, from the date such Notice of Termination is given). If the Company acknowledges that it has terminated Employee other than for "Cause" (as hereinafter defined), the Date of Termination shall be the date upon which Employee receives payments due to him under Section 5.4(A)(i), (ii) and (iii) hereof. "Notice of Termination" means a written notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated.

         4.1 Employee Incapacity. If, as a result of Employee's incapacity because of physical or mental illness, Employee shall have been absent from his duties with the Company on a full-time basis for five consecutive months or for more than an aggregate of six months in any Employment Year, and within thirty days after written Notice of Termination is given he shall not have returned to the full-time performance of his duties, the Company may terminate Employee's employment for "Disability."

         4.2 Termination by the Company "For Cause." The Company may terminate Employee's employment only for Cause (solely as hereafter defined). Termination by the Company of Employee's employment for "Cause" shall mean termination upon the willful and continued failure by Employee

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substantially to perform his material duties with the Company in good faith
(other than any such failure resulting from his incapacity because of physical or mental illness or any such actual or anticipated failure resulting from his termination for Good Reason), after a demand for substantial performance is delivered to him by the Board that specifically identifies the manner in which the Board believes that Employee has not substantially performed his duties in good faith. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Employee written Notice of Termination and a copy of resolutions duly adopted by a majority of the authorized number of members of the Board (with Employee and Employee's spouse abstaining from such vote) at a meeting called and held for such purpose (after reasonable notice to Employee and an opportunity for Employee, together with his counsel, to be heard before the Board) finding that in the good faith opinion of the Board, (i) Employee was guilty of conduct set forth above in the second sentence of this Section 4.2 and specifying the particulars thereof in detail and (ii) Employee did not correct such conduct after the Board's demand for substantial performance and after the Employee was afforded a reasonable opportunity to do so.

         4.3 Employee's Termination for "Good Reason." Employee shall be entitled to terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean the commission or omission of any of the following actions:

             (A) the failure of the Company or any of its Affiliates to comply with or perform a material term, condition or covenant of, or other material breach by the Company or any of its Affiliates of or default (or Event of Default) by the Company or any of its Affiliates under, the Note, the Security Agreement, the Registration Rights Agreement, or the Tax Agreement;

             (B) the assignment to Employee of any duties inconsistent in any material respect with his status set forth in Sections 1.1 and 1.5 hereof;

             (C) a reduction by the Company in the Fixed Annual Compensation set forth in Section 2.1, or a reduction in the Annual Bonus set forth in Section 2.2.

             (D) the failure by the Company to continue to provide Employee with benefits substantially similar to those enjoyed by him under any of the pension, retirement, dental, medical, health and accident plans in which he is presently entitled to participate (provided that the failure to provide any such benefits which individually and in the aggregate are immaterial shall not constitute Good Reason), or the taking of any action by the Company that would, directly or indirectly, materially reduce any of such benefits or deprive Employee of any fringe benefit presently enjoyed by him immediately prior to the Effective Date or to which Employee is entitled at any time after the Effective Date;

             (E) any purported termination of Employee's employment that is not effected pursuant to a Notice of Termination; and for purposes of this Agreement, no such purported termination shall be effective;

             (F) a Change in Control of the Company (as defined below);

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             (G) any fundamental change to the business of the Company
         effectuated without Employee's consent, so that the Company is no longer principally involved in the distribution of motion pictures.

         4.4 "Change in Control." For purposes of this Agreement, "Change in Control of the Company" means a change in control (except changes in control effected with the express consent of Employee or, during periods when there is a Co-Executive, the Co-Executive) of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if the individuals designated by Employee to serve on the Board of Directors of the Company cease to constitute (when considered with Employee and, during periods when there is a Co-Executive, the Co-Executive) a majority thereof.

         4.5 Notice of Termination.

             (A) Any purported termination of employment by Employee pursuant to Section 4.3 hereof shall be made, in addition to any other requirements that may be set forth herein, by giving Notice of Termination within six months of Employee receiving actual knowledge of the action set forth above giving rise to the right to terminate for Good Reason. The failure of Employee to give Notice of Termination within such period shall not be construed to prevent the giving of Notice of Termination upon the next occurrence of such action or upon the occurrence of another action set forth in Section 4.3 hereof. The Company shall have 30 days after receipt of the Notice of Termination to cure the event giving rise to Employee's right to terminate for Good Reason (or, in the case of termination for Good Reason in accordance with Section 4.3(A), such other cure period expressly provided for in such Transaction Document); provided, however, the Company shall not have the right to cure the event if it is an event set forth in Section 4.3(F) or (G). Employee's right to terminate his employment pursuant to Section 4.3 hereof shall not be affected by his incapacity due to physical or mental illness.

             (B) Any purported termination by the Company or by Employee shall be communicated by written Notice of Termination to the other party hereto.

5.       COMPENSATION UPON TERMINATION.

         5.1 Death of Employee. Upon the death of Employee ("Death"), the Company shall pay to Employee's estate (i) the Fixed Annual Compensation that would otherwise be payable to Employee hereunder to the end of the month in which such Death occurs, (ii) an amount equal to the product of two times the sum of (x) the aggregate Fixed Annual Compensation that he was entitled to receive pursuant to Section 2.1 hereof for the full Employment Year in which Death occurs plus (y) an amount equal to the Annual Bonus, and (iii) any amounts earned pursuant to the terms of this Agreement but unpaid at the time of Death. The payments specified in this Section 5.1 shall be paid as soon as practicable but in any event no later than one month after the date of Death. Upon such payments, the Company shall have no further liability or obligation hereunder to the deceased Employee's estate, his executors or administrators, his heirs or assigns or any other person claiming under or through him.

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         5.2 Disability of Employee. Upon the termination of Employee's employment as a result of his Disability, Employee shall be entitled to receive
(i) an amount equal to the product of two times the sum of (x) the Fixed Annual Compensation that he was entitled to receive pursuant to Section 2.1 hereof for the full Employment Year in which the effective date of termination for Disability hereunder occurs, plus (y) an amount equal to the Annual Bonus, and
(ii) any amounts earned pursuant to the terms of this Agreement but unpaid at the Date of Termination. The payments specified in this Section 5.2 shall be paid as soon as practicable but in any event no later than one month after the Date of Termination.

             Whenever compensation is payable to Employee hereunder during a time when Employee is partially or totally disabled and such disability (except for the provisions hereof) would entitle Employee to disability income or to salary continuation payments from the Company according to the terms of any plan now or hereafter provided by the Company or according to any policy of the Company in effect at the time of such disability, the compensation payable to Employee hereunder shall be inclusive of any such disability income or salary continuation and shall not be in addition thereto. If disability income is payable directly to Employee by an insurance company under an insurance policy paid for by the Company, then any such disability income paid during the thirty
(30) months following the Date of Termination shall be considered to be part of the payments to be made by the Company pursuant to this Section 5.2, and not in addition thereto, and shall be paid to the Company, up to but not to exceed the amount of payments actually made by the Company pursuant to this Section 5.2. All disability income paid to Employee by said insurance company (i) during the thirty (30) months following the Date of Termination in excess of the payments actually made by the Company pursuant to this Section 5.2, and (ii) after thirty (30) months following the Date of Termination shall be the sole property of Employee as governed by said insurance policy and shall not be required to be paid to the Company.

         5.3 Termination for Cause. If Employee's employment shall be terminated for Cause, the Company shall pay Employee his full Fixed Annual Compensation, whatever amounts that have become due and payable to Employee on or prior to the Date of Termination and other benefits to which Employee is entitled through the Date of Termination at the rate in effect at the time Notice of Termination is given. In addition, Employee shall receive an amount equal to the Annual Bonus for such Employment Year, prorated through the Date of Termination.

         5.4 Termination Other Than for Cause, Retirement, Death or Disability or For Good Reason.

             (A) If Employee's employment by the Company shall be terminated
(i) by the Company other than for Cause, Death or Disability or (ii) by Employee for Good Reason, then Employee shall be entitled to the benefits provided below:

             (i) The Company shall pay Employee, not later than the fifth day fol- lowing the Date of Termination, a lump sum equal to 250% of the greater of (x) the aggregate of all Fixed Annual Compensation payments arising under Section 2.1 hereof to which Employee would otherwise have been entitled under this Agreement through the balance of the Term had Employee's employment not been so terminated or (y) an amount equal to the Fixed Annual Compensation and Annual Bonus for one full Employment Year.

             (ii) The Company shall also pay Employee, not later than the fifth day following the Date of Termination, a lump sum equal to 250% of the aggregate of all Annual Bonuses to which Employee would otherwise have been entitled under this Agreement through the balance of the Term had Employee's employment not been so terminated (assuming for such purposes that Employee would have satisfied the attendance requirements set forth in Section 2.2).

             (iii) Notwithstanding any provision of any benefit plan, the Company shall pay to Employee not later than the fifth day following the Date of Termination, a lump sum amount equal to the sum of (x) Annual Bonuses, if any, to which Employee has become entitled but has not yet been paid, (y) any additional compensation that the Board has approved for any period that has closed prior to the Date of Termination but has not yet been paid, and (z) a pro rata portion for the period through the Date of Termination of the aggregate value of all contingent awards, if any.

             (B) If Employee's employment shall be terminated (i) by the Company other than for Cause, Death or Disability, or (ii) by Employee for Good Reason, then for the remaining period of the Term as set forth in Section 1.3 hereof (i.e., until October 30, 2001), the Company shall arrange to provide Employee with life, disability, accident and health insurance and all other benefits substantially similar to those which Employee is receiving immediately prior to the Notice of Termination. In addition, all stock options issued pursuant to the Option Agreement or otherwise shall become immediately exercisable upon Notice of Termination whether or not then vested.

             (C) In the event that this Agreement expires by its terms on October 30, 2001, and the Term is not extended, the Company shall have no obligation to Employee and Employee shall have no obligation to the Company under this Agreement except as otherwise set forth herein.

         5.5 No Mitigation. Employee shall not be required to mitigate the amount of any payment provided for in this Section 5 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 5 be reduced by any compensation earned by Employee as the result of employment by another employer or by retirement benefits after the Date of Termination. The Company shall not be entitled to any rights to offset, mitigate or otherwise reduce the amounts owing to Employee by virtue of this Section 5 with respect to any rights, claims or damages that the Company or its Affiliates may have against Employee, including, without limitation, any claims by reason of any breach or alleged breach of this Agreement by Employee.

         5.6 Potential Excise Taxes. For purposes of this Section 5.6, "Payment" shall mean any payment, benefit, compensation or transfer to Employee arising or resulting from or relating to (i) the termination of Employee's employment by the Company other than for Cause, Death or Disability, or (ii) the termination of Employee's employment by Employee for Good Reason, and shall include, without limitation, the benefits under Section 5.4 hereof. Should any Payment be subject to excise tax pursuant to Section 4999 of the Code or any successor or similar provision thereto, or comparable state or local tax laws, the Company shall pay to Employee such additional compensation as is necessary (after taking into account all Federal, state and local income taxes payable by Employee as a result of receipt of such compensation) to place Employee in the same after-tax position that he would have been in had no such excise tax (or any interest or penalties thereon) been paid or incurred. The Company shall pay such additional compensation upon the earlier of (i) the time at which the Company is required to withhold such excise tax for any payments to Employee or
(ii) 30 days after Employee notifies the Company that Employee has filed a tax return that takes the position that such excise tax is due and payable in reliance on a written opinion of Employee's tax counsel that it is more likely than not that such excise tax is due and payable. If Employee makes any payment with respect to any such excise tax as a result of an adjustment to Employee's tax liability by any Federal, state or local authority, the Company will pay such additional compensation within 30 days after Employee notifies the Company of such payment. Without limiting the obligation of the Company hereunder, Employee agrees, in the event Employee makes any payment pursuant to the preceding sentence, to negotiate with the Company in good faith with respect to procedures reasonably requested by the Company that would afford the Company the ability to contest the imposition of such excise tax; provided, however, that Employee will not be required to afford the Company any right to contest the applicability of any such excise tax to the extent that Employee reasonably determines that such contest is inconsistent with the overall tax interests of Employee. The Company agrees to hold in confidence and not to disclose, without Employee's prior written consents, any information with regard to Employee's tax position that the Company obtains pursuant to this Section 5.6.

6.       GENERAL.

         6.1 Applicable Law Controls. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law and wherever there is any conflict between the provisions of this Agreement and any material statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, then the latter shall prevail; provided, however, that in any such event the provisions of this Agreement so affected shall be curtailed and limited only to the extent necessary to bring them within applicable legal requirements, and provided further that if any obligation to pay the Fixed Annual Compensation, Annual Bonus or any other amount due Employee hereunder is so curtailed, then such compensation or amount shall be paid as soon thereafter, either during or subsequent to the Term, as permissible.

         6.2 Waiver/Estoppel. Any party hereto may waive the benefit of any term, condition or covenant in this Agreement or any right or remedy at law or in equity to which any party may be entitled, but only by an instrument in writing signed by the parties to be charged. No estoppel may be raised against any party except to the extent the other parties rely on an instrument in writing, signed by the party to be charged, specifically reciting that the other parties may rely thereon. The parties' rights and remedies under and pursuant to this Agreement or at law or in equity shall be cumulative and the exercise of any rights or remedies under one provision hereof or rights or remedies at law or in equity shall not be deemed an election of remedies; and any waiver or forbearance of any breach of this Agreement or remedy granted hereunder or at law or in equity shall not be deemed a waiver of any preceding or succeeding breach of the same or any other provision hereof or of the opportunity to exercise such right or remedy or any other right or remedy, whether or not similar, at any preceding or subsequent time.

         6.3 Attorneys' Fees and Costs. Subject to Section 6.12.4 hereof, in any action, suit or proceeding brought by any party hereto with respect to this Agreement, its subject matter or the actions, statements or conduct of any or each of the parties in the negotiation, execution or performance of this Agreement, the prevailing party shall be entitled to recover from the other parties all reasonable costs and expenses incurred in connection therewith, including but not limited to attorneys' fees, attorneys' costs and court costs.

         6.4 Notices. Any notice that the Company is required or may desire to give to Employee hereunder shall be in writing and may be served by delivering it to Employee, or by sending it to

Employee by certified mail, return receipt requested (effective five days after mailing) or overnight delivery of the same by delivery service capable of providing verified receipt (effective the next business day), or facsimile (effective twenty-four hours after receipt is confirmed by person or machine), at the address set forth below, or such substitute address as Employee may from time to time designate by notice to the Company. Any notice that Employee is required or may desire to serve upon the Company hereunder shall be in writing and may be served by delivering it personally or by sending it certified mail, return receipt requested or overnight delivery, or facsimile (with receipt confirmed by person or machine) to the address set forth below, or such other substitute address as the Company may from time to time designate by notice to Employee. Such notices by Employee shall be effective at the same times as specified in this Section 6.4 for notices by the Company.

             The Company:              Overseas Filmgroup, Inc.
                                       8800 Sunset Boulevard, Third Floor
                                       Los Angeles, California 90069
                                       Fax: (310) 855-0719

             Employee:                 Robert B. Little
                                       12309 Viewcrest Road
                                       Studio City, CA  91604

         6.5 Governing Law. This Agreement shall be governed by, construed and enforced and the legality and validity of each term and condition shall be determined in accordance with the internal, substantive laws of the State of California applicable to agreements fully executed and performed entirely in California.

         6.6 Captions. The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         6.7 No Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto.

         6.8 Assignability. Employee may assign all or any portion of his rights to receive compensation hereunder to any corporation at least fifty percent (50%) of the capital stock of which is owned or controlled by Employee, to any other entity in which Employee owns or controls at least fifty percent of the total ownership interests, to trusts for the benefit of the family of Employee, to charitable trusts or to trusts for the benefit of any charitable purpose, or to any charity or non-profit organization. Notwithstanding any other provision hereof, Employee shall be permitted to establish loan-out companies to provide his services to the Company and assign this Agreement thereto, subject to the delivery by Employee of a customary personal adherence letter. The Company may not assign this Agreement or any portion of its rights or obligations hereunder. This Agreement shall be fully effective and binding upon the successors in interest, assigns and Affiliates of the Company.

         6.9 Modification/Entire Agreement. This Agreement may not be altered, modified or amended except by an instrument in writing signed by all of the parties hereto. No person, whether or not an officer, agent, employee or representative of any party, has made or has any authority to make for or on behalf of that party any agreement, representation, warranty, statement, promise, arrangement or understanding not expressly set forth in this Agreement or in any other document executed by the parties concurrently herewith ("Parol Agreements"). This Agreement and all other documents executed by the parties concurrently herewith constitute the entire agreement between the parties and supersede all express or implied, prior or concurrent, Parol Agreements and prior written agreements with respect to the subject matter hereof. The parties acknowledge that in entering into this Agreement, they have not relied and will not in any way rely upon any Parol Agreements.

         6.10 Severability. If any term, provision or covenant in this Agreement is held to be invalid, void or unenforceable, (i) the remainder of the terms, provisions and covenants in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and
(ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any section of this Agreement containing any such provision held to be invalid, void or unenforceable that are not themselves invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, void or unenforceable.

         6.11 No Mitigation; No Offset. Without limiting any other provision hereof, the Company agrees that any income and other employment benefits received by Employee from any and all sources (other than as set forth in Section 5.2) before, during or after the expiration or termination of this Agreement for any reason shall in no way reduce or otherwise affect the Company's obligation to make payments and afford benefits hereunder. The Company shall have no right to offset against any payments or other benefits due to Employee under this Agreement the amount of any rights, claims or damages it or its Affiliates may have against Employee, including, without limitation, any claims by reason of any breach or alleged breach of this Agreement by Employee.

         6.12 Arbitration.

             6.12.1 Company and Employee each hereby irrevocably agree to submit any and all disputes between them arising under this Agreement to binding, non-appealable arbitration, to be conducted in accordance with this
Section 6.12.1. The parties further agree irrevocably to submit themselves, in any suit to confirm the judgment or finding of such arbitrator, to the jurisdiction of the Superior Court for the County of Los Angeles, State of California, and hereby waive and agree not to assert (by way of motion, as a defense or otherwise) (a) any and all objections to jurisdiction that they may have under the laws of the State of California or the United States, and (b) any claim (i) that it or [he/she] is not subject personally to jurisdiction of such court, (ii) that such forum is inconvenient, (iii) that venue is improper, or (iv) that this Agreement or its subject matter may not for any reason be arbitrated or enforced as provided in this Section 6.12.

             6.12.2 The aggrieved party shall, upon written notice to the other, submit any dispute or controversy respecting actual or alleged breach of, or interpretation of, or enforcement of, this Agreement to binding non-appealable arbitration before a retired judge of the Superior Court of the State of California in and for the County of Los Angeles, to be conducted by means of a reference pursuant to California Code of Civil Procedure Section 6381(1). Within ten (10) business days after receipt of the notice submitting a dispute or controversy to arbitration, the parties shall attempt in good faith to agree upon an arbitrator to whom the dispute will be referred and on a joint statement of contentions. Failing agreement thereto within ten (10) business days after receipt of such notice, each party shall name three (3) retired judges and thereafter either party may file a petition seeking the appointment of one of the persons named by the party as a referee by the presiding Judge of the Superior Court, which petition shall recite in a clear and meaningful manner the factual basis of the controversy between the parties and the issues to be submitted to the referee for decision. Each party hereby agrees that service of process in such action will be deemed accomplished and completed when a copy of the documents is sent in accordance with the notice provisions in Section 6.4 hereof.

             6.12.3 The hearing before the referee shall be held within thirty
(30) days after the parties reach agreement as to the identity of the referee (or within thirty (30) days after the appointment of a referee by the court). Unless more extensive discovery is expressly permitted by the referee, each party shall have only the right to two document production requests, shall serve but two sets of interrogatories and shall only be entitled to depose those witnesses which the referee expressly permits, it being the parties' intention to minimize discovery procedures and to hold the hearing on an expedited basis. The referee shall establish the discovery schedule promptly following submission of the joint statement of contentions (or the filing of the answer to the petition) which schedule shall be strictly adhered to. To the extent the contentions of the parties relate to custom or practice in the film business, or the entertainment industry generally, or to accounting matters, the referee shall select an independent expert or accountant (as applicable) with substantial experience in the industry segment involved to provide recommendations to the referee. All decisions of the referee shall be in writing and shall not be subject to appeal. The referee shall make all rulings in accordance with California law and shall have authority equal to that of a Superior Court judge, to grant equitable relief in an action pending in Los Angeles Superior Court in which all parties have appeared.

             6.12.4 Except as otherwise provided in this Agreement, the fees and costs of the referee and of any experts retained shall be shared equally by the parties to such dispute. The referee shall award legal fees, disbursements and reimbursement of other expenses to the prevailing party for such amounts, if any, as determined by the referee to be appropriate. Judgment upon the referee's award may be entered as if after trial in accordance with California law.

         6.13 Contractual Nomenclature. All references herein to "Dollars" or "$" shall mean Dollars of the United States of America, its legal tender for all debts public and private. Wherever used herein and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural, and the plural shall include the singular.

         6.14 Publicity. Neither party shall issue any press release or announcement of or relating to the execution of, or any terms, provisions, or conditions contained in this Agreement without the other party's prior approval of the content and timing of any such announcement or announcements.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            OVERSEAS FILMGROUP, INC.



                                         By:    /s/ Scot K. Vorse
                                            ----------------------------
                                            Name:   Scot K. Vorse
                                            Title:  Vice President



                                                /s/ Robert B. Little
                                            ----------------------------
                                                    Robert B. Little

                                  EXHIBIT "A"

         The officers of the Corporation will submit the following actions to the Board for its consideration (unless contemplated by the Annual Business Plan of the Corporation):

         (a) Any material amendments to the Annual Business Plan and quarterly updates.

         (b) The disposition of any asset or assets of the Corporation or any subsidiary of the Corporation with an aggregate fair market value in excess of $2,000,000; provided that the Corporation may dispose of distribution and other rights to motion pictures or other related properties or assets in the ordinary course of business.

         (c) Any acquisition by the Corporation or any subsidiary of the Corporation of any business of another person, or any property, securities, rights or other assets in a transaction for a consideration in excess of $2,000,000; provided that the Corporation may acquire distribution and other rights to motion pictures or other related properties or assets in the ordinary course of business.

         (d) The creation, incurrence, assumption or guaranty by the Corporation or any subsidiary of the Corporation of any indebtedness obligation or liability in excess of $2,000,000, except for (i) film financing incurred by the Corporation or by special purpose subsidiaries of the Corporation, (ii) bank financing used for general corporate purposes of the Corporation or its subsidiaries, or (iii) as otherwise permitted by the Operating Guidelines of the Corporation (collectively, "Permitted Indebtedness").

         (e) The creation, incurrence, or assumption of any lien, mortgage, pledge, security interest, charge or encumbrance by the Corporation or any subsidiary of the Corporation with respect to any property, capital stock or asset of the Corporation or any subsidiary of the Corporation, which secures payment of indebtedness of the Corporation in excess of $2,000,000, except (i) liens or pledges securing Permitted Indebtedness, (ii) liens or pledges encumbering film collateral necessary to secure film financing, or (iii) as otherwise permitted by the Operating Guidelines of the Corporation.

         (f) Committing to finance in excess of $4,000,000 of the Uncovered Amount of the budgeted negative costs of any motion picture. For purposes hereof, the Uncovered Amount means the budgeted negative costs of any motion picture not to be financed by advances, guarantees, or bank or other third party financing commitments.

         (g) Committing to finance in excess of $3,000,000 of the distribution costs of any motion picture which are not being financed by other means.

         (h) The declaration or payment by the Corporation or any subsidiary of the Corporation (other than special purpose subsidiaries) of any dividend on any class of its common stock.

         (i) Any other investments, or series of investments, by the Corporation or any subsidiary of the Corporation in excess of $1,500,000 other than (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, (iii) commercial paper or other corporate obligations, (iv) repurchase agreements and reverse repurchase agreements, (v) money market funds organized under the laws of the United States of America or any state thereof and administered by securities dealers of recognized national standing, (vi) any investment in subsidiaries of the Corporation, and (vii) negotiable instruments endorsed for deposit or collection or similar instruments in the ordinary course of business.

         (j) Raising additional debt or equity capital including material increases to existing bank facilities.

         (k) Granting any bonus in excess of $50,000 per grant to any employee or agent of, or consultant to the Corporation not required by any employment, consulting or other agreement.

                                  EXHIBIT "B"

                              INDEMNITY AGREEMENT


         This AGREEMENT is made and entered into this ___ day of October, 1996, by and between OVERSEAS FILMGROUP, INC., a Delaware corporation (hereinafter called "Overseas"), and Robert B. Little (hereinafter called "Indemnitee") (sometimes collectively referred to herein as "the Parties hereto").

         WHEREAS, there is a general awareness that competent and experienced persons are becoming more reluctant to serve as directors and officers of a corporation unless they are protected by comprehensive insurance or indemnification, especially since stockholder class and derivative lawsuits against publicly held corporations, their directors and officers for line-of-duty decisions and actions have increased in number in recent years for damages in amounts which are greatly in excess of the amount of compensation received by the directors or officers from the corporations, and

         WHEREAS, the vagaries of "public policy" and the interpretations of ambiguous statutes, regulations and bylaws are too uncertain to provide corporate officers and directors with adequate, reliable knowledge of legal risks to which they may be exposed, with these indeterminables multiplied substantially for officers and directors of corporations such as Overseas with operations in many of the states in the United States and many foreign jurisdictions, and

         WHEREAS, damages sought by class action plaintiffs in some cases amount to tens of millions of dollars and, whether or not the case is meritorious, the cost of defending them is enormous with few individual directors and officers having the resources to sustain such legal costs, not to mention the risk of a judgment running into millions even in cases where the defendant was neither culpable nor profited personally to the detriment of the corporation, and

         WHEREAS, the issues in controversy in such litigation are usually related to the knowledge, motives and intent of the director or officer and such person may be the only witness with first-hand knowledge of the essential facts or of exculpating circumstances, who is qualified to testify in such person's defense regarding matters of such subjective nature, and the long period of time which normally and usually elapses before such suits can be disposed of can extend beyond the normal time for retirement for a director or officer with the result that such person, after retirement, or in the event of such person's death, such person's spouse, heirs, executors or administrators, as the case may be, may be faced with limited ability, undue hardship and an intolerable burden in launching and maintaining a proper and adequate defense of such director or officer or such person's estate against claims for damages, and

         WHEREAS, the Board of Directors, based upon their experience as business managers, have concluded that unless Overseas enters into indemnification agreements with its directors and officers, the continuation of present trends in litigation against corporate directors and officers will inevitably result in less effective direction and supervision of Overseas and its subsidiaries and affiliates, their business affairs and the operation of their facilities and the Board deems such consequences to be so detrimental to the best interests of Overseas' shareholders that it has concluded that its directors and officers should be provided with maximum protection against inordinate risks in order to insure that the most capable persons otherwise available will be attracted to such positions; therefore, said directors have further concluded that it is not only reasonable and prudent but necessary for Overseas to contractually obligate itself to indemnify in a reasonable and adequate manner its directors and officers and the directors and officers of its affiliates and to assume for itself maximum liability for expenses and damages in connection with claims lodged against them for their line-of-duty decisions and actions, and

         WHEREAS, Section 145 of the General Corporation Law of the State of Delaware, under which Overseas is organized, empowers corporations to indemnify persons serving as a director, officer, employee or agent of the corporation or a person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and further specifies that the indemnification set forth in said section "shall not be deemed exclusive to any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise", and said section further empowers a corporation to "purchase and maintain insurance" (on behalf of such persons) "against any liability asserted against him or incurred by him in any such capacity or arising out of status as such whether or not the corporation would have the power to indemnify him against such liability under the provisions of" (said laws), and

        WHEREAS, Overseas initiated an investigation to determine the type of insurance available, the nature and extent of the coverage provided and the cost thereof to Overseas to insure the directors and officers of Overseas and of its affiliates against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with any action, suit or proceeding with which any such director or officer is threatened or made a party by reason of such status and/or such person's line-of-duty decisions or actions, and, upon receiving such information, the directors of Overseas have determined that the coverage available is inadequate for Overseas and its directors, officers and agents and that its shareholders' best interests would be served by Overseas contracting to indemnify such persons and to thereby effectively self-insure against such potential liabilities not covered by insurance, and

         WHEREAS, Overseas desires to have Indemnitee serve or continue to serve as a director and/or officer of Overseas and/or of any other corporation, partnership, joint venture, trust or other enterprise of which he has been or is serving at the request of, for the convenience of, or to represent the interests of Overseas (any such enterprise being hereinafter referred to as an "Affiliate of Overseas") free from undue concern for unpredictable, inappropriate or unreasonable claims for damages by reason of his being a director, officer, employee and/or agent of Overseas or of an Affiliate of Overseas or by reason of his decisions or actions on their behalf and Indemnitee desires to serve or to continue to serve (provided that he is furnished the indemnity provided for hereinafter), in one or more of such capacities, NOW, THEREFORE,

                              W I T N E S S E T H

         THAT for and in consideration of the premises and the covenants contained herein, Overseas and Indemnitee do hereby covenant and agree as follows:

         1.       DEFINITIONS.

         "Litigation Costs" means all reasonable costs, charges, expenses, including attorneys', accountants' and expert witnesses' fees, and obligations paid or incurred in connection with investigating, defending (including affirmative defenses and counterclaims), obtaining or attempting to obtain a settlement, being a witness in, or participating in or preparing to defend, be a witness in, or participate in, any Proceeding and any appeal therefrom and the cost of appeal, attachment and similar bonds.

         "Losses" means the total amount which Indemnitee becomes legally obligated to pay in connection with any Proceeding including, without limitation, Litigation Costs, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Litigation Costs, judgments, fines and amounts paid in settlement) of or with respect to that Proceeding.

         "Proceeding" means any threatened, pending or completed action, suit or proceeding (including, without limitation, securities laws actions, suits, and proceedings), or any inquiry or investigation, formal or informal, (including discovery), whether conducted by Overseas or any other party, that Indemnitee in good faith believes might lead to the institution of any action, suit, or proceeding, whether civil, criminal, administrative, investigative, or other.

         2.       AGREEMENT TO SERVICE.

                  Indemnitee will serve and/or continue to serve, at the will of Overseas or its stockholders or under separate contract, if such exists, Overseas or an Affiliate of Overseas as a director, officer, employee and/or agent faithfully so long as he is duly elected and qualified in accordance with the provisions of the bylaws thereof or until such time as he tenders his resignation in writing or is removed in accordance with applicable law (subject to the terms of any separate contract, if such exists).

         3.       INDEMNIFICATION.  Overseas shall indemnify Indemnitee:

                  (a) If Indemnitee is a person who was or is a party, or witness in, or is threatened to be made a party to, or witness in, or otherwise becomes involved in, any Proceeding (other than an action by or in the right of Overseas or an Affiliate of Overseas) by reason of (or arising in part out of) the fact that he is or was a director, officer, employee or agent of Overseas or is or was serving at the request of Overseas as a director, officer, employee or agent of an Affiliate of Overseas, or by reason of anything done or not done by him in any such capacity, against Losses actually incurred by him in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, or

                  (b) If Indemnitee is a person who was or is a party, or witness in, or is threatened to be made a party to, or witness in or otherwise becomes involved in, any Proceeding by or in the right of Overseas or an Affiliate of Overseas to procure a judgment in its favor by reason of (or arising in part out of) the fact that he is or was a director, officer, employee or agent of Overseas or is or was serving at the request of Overseas as a director, officer, employee or agent of an Affiliate of Overseas, or by reason of anything done or not done by his in any such capacity, against Litigation Costs actually incurred by him in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Overseas and except that no indemnification under this subsection shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Overseas unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the relevant circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper, and

                  (c) The protections afforded Indemnitee by this Agreement shall continue after Indemnitee ceases as a director, officer, employee or agent of Overseas or an Affiliate of Overseas, and shall inure to the benefit of the heirs, executors and administrators of such Indemnitee, except that no indemnification shall be due under the provisions of this subsection to the extent a court of competent jurisdiction shall have found in such Proceeding that Indemnitee defrauded or stole from Overseas or an Affiliate of Overseas or converted to his own personal use and benefit business or properties of Overseas or an Affiliate of Overseas or was guilty of gross negligence or willful misconduct of a culpable nature to Overseas or an Affiliate of Overseas, and

                  (d) To the extent Indemnitee has been successful on the merits or otherwise in defense of any Proceedings referred to in subsections
(a), (b) or (c) of this Section 3, or in the defense of any claim, issue or matter described therein, Indemnitee shall be indemnified against Litigation Costs actually incurred by him in connection with the investigation, defense or appeal of such action, suit or proceeding. If Indemnitee is not wholly successful in such Proceedings, but is successful on the merits or otherwise as to one or more, but less than all, claims, issues or matters in such Proceedings, Overseas shall indemnify Indemnitee against all Losses actually incurred by Indemnitee or on his behalf in connection with the successfully resolved claim, issue or matter.

                  For purposes of this Section 3 and without limitation, the termination of any Proceedings by judgment order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption (1) that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Overseas, or (2) with respect to any criminal action or proceeding, that Indemnitee had reasonable cause to believe that his conduct was criminal.

         4.       OVERSEAS' ASSUMPTION OF DEFENSE.

                  To the extent that it may wish, Overseas jointly with any other indemnifying party similarly notified will be entitled to promptly assume the defense of any such Proceeding, with counsel satisfactory to Indemnitee. After notice from Overseas to Indemnitee of its election so to assume the defense thereof, Overseas will not be liable to the Indemnitee under this Agreement for any Litigation Costs subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ personal counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from Overseas of its assumption of the defense thereof shall be at the expense of Indemnitee, unless (i) the employment of counsel by Indemnitee has been authorized by Overseas, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between Overseas and/or any Affiliate of Overseas and Indemnitee in the conduct of the defense of such action, or (iii) Overseas shall not in fact have promptly employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Overseas. Overseas shall not be entitled to assume the defense of any Proceeding brought by or on behalf of Overseas or an Affiliate of Overseas or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

         5. ASSUMPTION OF LIABILITY BY OVERSEAS. Subject to the other terms and provisions hereof (including applicable limitations relating to actions by or in the right of Overseas or Affiliates of Overseas), if Indemnitee is deceased and is entitled to indemnification under any provision of this Agreement, Overseas shall indemnify Indemnitee's estate and his spouse, heirs, administrators and executors against, and Overseas shall, and does hereby agree, to assume any and all Losses incurred by or for Indemnitee or his estate in connection with the investigation, defense, settlement or appeal of any such Proceeding. Further, when requested in writing by the spouse of Indemnitee and/or the heirs, executors or administrators of Indemnitee's estate, Overseas shall provide appropriate evidence of Overseas' Agreement set out herein, to indemnify Indemnitee against and to itself assume such Losses.

         6. NOTICE OF PROCEEDING. Promptly after receipt by Indemnitee of notice of the commencement of any Proceeding but in no event later than twenty days after receipt by Indemnitee of such notice, Indemnitee will, if a claim in respect thereof is to be made against Overseas under this Agreement, notify Overseas of the commencement thereof; provided, however, that any failure by Indemnitee to so notify Overseas shall not relieve Overseas from its obligations hereunder unless Overseas shall have been materially prejudiced by the failure of Indemnitee to notify Overseas and then only to the extent of such material prejudice.

         7. REQUEST FOR INDEMNIFICATION. To obtain indemnification under this Agreement, Indemnitee shall submit to Overseas a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification.

         8. DETERMINATION OF RIGHT TO INDEMNIFICATION. Anything contained elsewhere herein to the contrary notwithstanding, the determination as to whether or not Indemnitee has met the standard of conduct required to qualify and entitle him partially or fully, to indemnification under the provisions of any subparagraph of Paragraph 3 hereof may be made either (1) by the Board of Directors by a majority vote of directors who were not parties to such Proceeding even though less than a quorum, (2) or if there are no such directors or if such directors so direct, by independent legal counsel (selected and retained by Overseas in the manner hereinafter set forth) in a written opinion, or (3) by the stockholders of Overseas provided that the manner in which (and if applicable, the counsel by which) the right to indemnification is to be determined shall be approved in advance in writing by both the Board of Directors of Overseas and by Indemnitee. In the event that such parties are unable to agree on the manner in which the determination of the right to indemnity is to be made, such determination may be made by independent legal counsel selected and retained by Overseas especially for such purpose, provided that such counsel be approved in advance in writing by both the Board of Directors and Indemnitee and provided further, that such counsel shall not be outside counsel regularly employed by Overseas. In the event that the Parties hereto are unable to agree on the selection of such outside counsel, such outside counsel shall be selected by lot by the outside counsel regularly employed by Overseas from among the Los Angeles, California law firms having more than twenty (20) attorneys and having a rating of "av" or better in the then current Martindale-Hubbell Law Directory. Such selection by lot shall be made in the presence of Indemnitee (and his legal counsel or either of them, as Indemnitee may elect). The outside counsel regularly employed by Overseas and Indemnitee (and his legal counsel or either of them as Indemnitee may elect) shall contact, in the order of their selection by lot, such law firms, requesting each such firm to accept engagement to make the determination required hereunder until one of such firms accepts such engagement. The fees and expenses of counsel in connection with making said determination contemplated hereunder shall be paid by Overseas, and, if requested by such counsel, Overseas shall give such counsel an appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be reasonably requested by counsel. Nothing contained in this Agreement shall require any determination under this
Section 8 to be made by the Board of Directors, independent legal counsel or the stockholders prior to the disposition or conclusion of the Proceeding against the Indemnitee; provided, however, that Advancements shall continue to be made by Overseas pursuant to and to the extent required by Section 10 hereunder. Notwithstanding the foregoing, Indemnitee may, either before or within two (2) years after a determination has been made as provided above, petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction to determine whether Indemnitee is entitled to indemnification under the provisions hereof under which he claims the right to indemnification, and such court shall thereupon have the exclusive authority to make such determination, unless and until such court dismisses or otherwise terminates such action without having made such determination. The determination of the court, as petitioned, as to whether Indemnitee is entitled to indemnification hereunder, shall be independent and irrespective of any prior determination made by the Board of Directors, the stockholders or counsel. If the Court shall determine that Indemnitee is entitled to indemnification hereunder as to any claim, issue or matter involved in any Proceeding with respect to which there has been no prior determination pursuant hereto or with respect to which there has been a prior determination pursuant hereto that Indemnitee was not entitled to indemnification hereunder, Overseas shall pay all expenses (including attorneys' fees) actually incurred by Indemnitee in connection with such judicial determination. If the person (including the Board of Directors, independent legal counsel in a written opinion, the stockholders, or a court) making the determination hereunder shall determine that Indemnitee is entitled to indemnification as to some claims, issues or matters involved in the Proceeding but not as to others, such person shall reasonably prorate the Losses with respect to which indemnification is sought by Indemnitee among such claims, issues or matters. If, and to the extent it is finally determined by the Court that Indemnitee is not entitled to indemnification, then Indemnitee agrees to reimburse (the "Indemnitee Reimbursement Obligation"), without interest, Overseas (which agreement shall be an unsecured obligation of Indemnitee) for all expenses advanced or prepaid pursuant to Section 10 hereof, or the proper proportion thereof, other than the expenses of obtaining the judicial determination referred to above. Anything contained elsewhere herein to the contrary notwithstanding, Overseas shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding or claim effected without its written consent. Overseas shall not settle any Proceeding or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither Overseas nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

         9. LIMITATION OF ACTIONS AND RELEASE OF CLAIMS. No legal action shall be brought and no cause of action shall be asserted by or on behalf of Overseas or any Affiliate of Overseas against Indemnitee, his spouse, heirs, executors or administrators after the expiration of two (2) years from the date Indemnitee ceases (for any reason) to serve in any one or more of the capacities covered by this Agreement, and any claim or cause of action of Overseas or any Affiliate of Overseas shall be extinguished and deemed released unless asserted by filing of a legal action within such two (2) year period; provided, however, that nothing in this Section 9 shall be deemed to limit or prevent any legal action (or to release any claim) based on fraud or criminal misconduct of Indemnitee which is not discovered by Overseas or the applicable Affiliate of Overseas until after the expiration of such two (2) year period.

         10. ADVANCEMENT OF LITIGATION COSTS. If so requested in writing by Indemnitee, Overseas shall pay any and all Litigation Costs incurred by Indemnitee (or, if applicable, reimburse Indemnitee for any and all Litigation Costs incurred by Indemnitee and previously paid by Indemnitee) and/or shall, subject to the other terms and provisions hereof (including applicable limitations relating to actions by or in the right of Overseas or Affiliates of Overseas), pay any judgments, fines or amounts paid in settlement (or, if applicable, reimburse Indemnitee for any such sums previously paid by Indemnitee) in each case promptly, but in any event within 10 days, after such request (an "Advancement"). Overseas shall be obligated to make or pay an Advancement in advance of the final disposition or conclusion of any Proceeding. Any request for an Advancement under this Agreement shall reasonably evidence the Litigation Costs incurred by Indemnitee. In connection with any request for an Advancement, if requested by Overseas, Indemnitee or Indemnitee's counsel shall submit an affidavit stating that the Litigation Costs incurred were reasonable, and Indemnitee shall submit at such time a signed undertaking reflecting the terms of the Indemnitee Reimbursement Obligation set forth in Section 8 hereof (i.e., that Indemnitee shall repay such Advancement, without interest, if, and to the extent it is finally determined by the Court that Indemnitee is not entitled to indemnification). Any dispute as to the reasonableness of any Litigation Costs shall not delay an Advancement by Overseas, and Overseas agrees that any such dispute shall be resolved only upon the disposition or conclusion of the underlying Proceeding against the Indemnitee. If Indemnitee has petitioned the Court of Chancery of the State of Delaware or any other court of competent jurisdiction pursuant to Section 8 hereof to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Board of Directors, independent legal counsel or the stockholders that Indemnitee would not be permitted to be indemnified under the applicable law shall not be binding and Indemnitee shall not be required to reimburse Overseas for any Advancements, and Overseas shall be obligated to continue to make Advancements, until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed).

         11. OTHER RIGHTS AND REMEDIES. The indemnification and advance payment of expenses as provided by any provision of this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any provision of law, the Certificate of Incorporation, any Bylaw, this or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while occupying any of the positions or having any of the relationships referred to in Section 3 of this Agreement, and shall continue after Indemnitee has ceased to occupy such position, or have such relationship and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

         12. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever
(i) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         13. PRIOR AGREEMENTS. This Agreement shall be of no force and effect with regard to the cost of settlement borne or paid by Indemnitee under the provisions of any agreement executed by Overseas and/or Indemnitee prior to the date hereof.

         14. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

         15. HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

         16. USE OF CERTAIN TERMS. As used in this Agreement, the words "herein", "hereto" and "hereunder", and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision. When the context so requires in this Agreement, the masculine gender includes the feminine and/or neuter.

         17. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Any repeal or modification of the relevant provisions of the Delaware General Corporation Law in effect as of the date of execution of this Indemnity Agreement shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in part or in whole on such state of facts.

         18. NOTICE TO OVERSEAS BY INDEMNITEE. Indemnitee agrees to promptly notify Overseas in writing upon being served with any citation, complaint, indictment or other document covered hereunder, either civil or criminal.

         19. NOTICES. All notices, requests, demands and other communication hereunder shall be in writing and shall be deemed to have been duly given if
(i) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid on the third business day after the date on which it is so mailed.

             (a) If to Indemnitee, at the address indicated on the signature page hereof;

             (b)  If to Overseas to:

                  8800 Sunset Boulevard, Suite 302
                  Los Angeles, California 90069
                  Attention:  Corporate Secretary

or to such other address as may have been furnished to Indemnitee by Overseas.

         20. GOVERNING LAW. The Parties hereto agree that this Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. Nothing in this Agreement is intended to eliminate the requirement that Indemnitee satisfy the applicable standards of conduct for indemnification required by Delaware law.

         21. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon Overseas and its successors and assigns and shall inure to the benefit of Indemnitee and his spouse, heirs, executors and administrators.

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         ENTERED into on the day and year first above written.

ATTEST:                                    OVERSEAS FILMGROUP, INC.



BY:                                     BY:
   --------------------------              ------------------------------
                                           Name:
                                           Title:


                                           Indemnitee




                                           Name:    Robert B. Little
                                           Address: 12309 Viewcrest Road
                                                    Studio City, CA  91604

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                                  EXHIBIT "C"

                           OVERSEAS FILMGROUP, INC.
                 1996 SPECIAL STOCK OPTION PLAN AND AGREEMENT


         This OVERSEAS FILMGROUP, INC. 1996 SPECIAL STOCK OPTION PLAN AND AGREEMENT (the "Plan Agreement") is made and entered into this 31st day of October, 1996 by and among ROBERT B. LITTLE, ELLEN DINERMAN LITTLE and OVERSEAS FILMGROUP, INC., a Delaware corporation (the "Company"). Robert B. Little and Ellen Dinerman Little are each sometimes individually referred to herein as an "Optionee" and they sometimes are collectively referred to herein as the "Optionees."

                                    RECITALS

         A. The Company has entered into an Employment Agreement dated as of October 31, 1996 with each Optionee (the "Employment Agreements").

         B. As a term and condition of each Employment Agreement and as consideration for the execution thereof, the parties have entered into this Plan Agreement.

                                   AGREEMENT

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. Representations and Warranties of the Company. The Company represents and warrants that:

         (a) This Plan Agreement has been approved by the affirmative vote of the holders of the outstanding voting stock of the Company within the time period, and pursuant to the procedures, required for compliance with the provisions of Rule 16b-3 of the General Rules and Regulations ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code");

         (b) The grant of options under this Plan Agreement and the terms and conditions of this Plan Agreement have been approved by a committee (the "Committee") comprised solely of two or more Directors of the Company who are
(i) "outside directors" within the meaning of Section 162(m)(4)(C) of the Code and (ii) "disinterested persons" within the meaning of Rule 16b-3(c)(2)(i) under the Exchange Act; and

         (c) This Plan Agreement complies in all respects with Rule 16b-3 in connection with the options to be granted hereunder.

         2. Registration; Reservation of Shares. The Company represents, warrants, covenants and agrees that within fourteen calendar days of the date hereof the Company shall have registered under the Securities Act of 1933, as amended (the "Act"), this Plan Agreement and the shares of the Company's common stock , $.001 par value per share ("Common Stock"), issuable upon exercise of the options to be granted hereunder on such form and in such manner so that upon exercise of the options hereunder the shares of Common Stock issuable as a result thereof may be transferred thereafter by the Optionees without any restriction whatsoever under any federal or state securities law. Until all options granted hereunder have been exercised or have expired, the Company shall use its best efforts to maintain such

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registration, keep the applicable registration statement effective and otherwise permit the transferability by Optionees of the Common Stock issuable upon exercise of the options granted hereunder without restriction under any federal or state securities laws. The Company shall cause all shares of Common Stock issuable upon exercise of the options granted hereunder to be listed on each securities exchange or quotation system on which similar securities issued by the Company are then listed. All of the foregoing actions of the Company have been and shall be at the Company's expense. The Company will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon exercise of the Options, the maximum number of shares of Common Stock which may then be deliverable upon the exercise of all outstanding Options.

3.       Grants to Optionees.

         The Company hereby grants, on the date hereof (the "Date of Grant"), to each Optionee, subject to the terms and conditions set forth herein, options to purchase from the Company an aggregate of 1,100,000 shares of the Company's Common Stock per Optionee, of which options to purchase 537,500 shares of Common Stock shall be referred to herein as "Group A Options" and options to purchase 562,500 shares of Common Stock shall be referred to herein as "Group B Options." The Group A Options and the Group B Options shall be collectively referred to herein as the "Options" and each option hereunder is sometimes individually referred to herein as an "Option." Neither the Group A Options nor the Group B Options are intended to qualify as and will not be treated as "incentive stock options" within the meaning of Section 422 of the Code. The maximum number of shares of Common Stock for which each Optionee may be granted options under this Plan Agreement shall be limited to 1,100,000 (such number being subject to adjustment in accordance with the terms and provisions hereof including, without limitation, Section 12 hereof).

4.       Price and Exercise of the Options.

         (a) Exercise Price. The exercise price of the Group A Options is $5.00 per share of Common Stock, subject to adjustment as provided in this Plan Agreement. The exercise price of the Group B Options is $8.50 per share of Common Stock, subject to adjustment as provided in this Plan Agreement. The exercise price of the Group A Options and the exercise price of the Group B Options, shall be referred to herein as the "Exercise Prices" (and each as an "Exercise Price"). The Exercise Price shall be paid in full at the time of exercise (except to the extent the sale and remittance procedure described in subparagraph (iv) below is utilized) by one of the following methods selected in each case by the Optionee:

                  (i) in cash or by certified or cashier's check payable to the order of the Company,

                  (ii) by cancellation of indebtedness owed by the Company to the Optionee exercising the Option, including, without limitation, the Merger Note (as defined in that certain Merger Agreement by and among Entertainment/Media Acquisition Corporation, Overseas Filmgroup, Inc., Robert
B. Little and Ellen Dinerman Little, dated as of July 2, 1996 as amended by that certain Amendment to Agreement of Merger dated as of September 20, 1996 by and among the same parties (as so amended, the "Merger Agreement"),

                  (iii) by delivery of shares of the Common Stock of the Company already beneficially owned by the Optionee(s) and having an aggregate Current Market Price determined in accordance with Section 9 hereof equal to the total Exercise Price of the Options being exercised (provided such shares have been beneficially owned by the Optionee(s) for at least six (6) months),

                  (iv) through a special sale and remittance procedure, which the Company shall promptly establish, pursuant to which upon irrevocable written instructions of Optionee to the Company (a) a Company-designated brokerage firm shall effect the immediate sale of the shares underlying the Options being exercised and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the exercise of the Options covering such shares plus all applicable taxes required to be withheld by the Company by reason of such exercise, (b) the remainder of the sale proceeds shall be promptly remitted to Optionee and (c) the Company shall deliver the certificates for such shares underlying the Options being exercised directly to such brokerage firm in order to complete the sale,

                  (v)  by any combination thereof, or

                  (vi) in such other manner as the Committee may specify in order to facilitate the exercise of Options by the Optionees.

         (b) Exercise Notice. In order to exercise an Option, the Optionee or any other person or persons entitled to exercise the Option shall give written notice to the Secretary of the Company or to such other person as may be designated by the Company, in the form set forth on Exhibit "A" or Exhibit "B," specifying the number of shares to be purchased. If the Option is being exercised by any person(s) other than the Optionee, such notice shall be accompanied by proof, satisfactory to counsel for the Company, of the right of such person(s) to exercise the Option. This notice shall be accompanied by payment of the Exercise Price for the shares as provided in Section 4(a). The Optionee shall also deliver such additional documents as the Company may then reasonably require pursuant to this Plan Agreement.

         (c) Withholding Tax. Upon the exercise of an Option, the Company shall have the right to require the Optionee, and Optionee hereby agrees, to pay the Company the amount of any taxes which the Company may be required to withhold with respect thereto. The Committee may, in its discretion, grant an Optionee, at any time while any of such Optionee's Options remain outstanding, the right to pay the amount of any taxes which the Company may be required to withhold in connection with the subsequent exercise of such Options by delivering shares of Common Stock with a Current Market Price (determined in accordance with Section 9 hereof) equal to such withholding tax obligation. If such right is granted to an Optionee, then the shares which may be delivered in satisfaction of such withholding tax obligation may, at such Optionee's discretion, be either shares withheld by the Company upon the exercise of the Option or other shares of Common Stock.

5.       Vesting Schedule.

         (a) Subject to paragraphs (c), (d), (e) and (f) of this Section 5 and
Section 7 of this Plan Agreement, the Group A Options granted to each Optionee will vest as follows:

                                                 Number of Shares
                                                 of Common Stock
                                             Underlying Options which
         Vesting Date                          Vest on Vesting Date
         ------------                          --------------------
         Date of Grant                               100,000
         October 30, 1997                             87,500
         October 30, 1998                             87,500
         October 30, 1999                             87,500
         October 30, 2000                             87,500
         October 30, 2001                             87,500

         (b) Subject to paragraphs (c), (d), (e) and (f) of this Section 5 and
Section 7 of this Plan, the Group B Options granted to each Optionee will vest as follows:

                                                      Number of Shares
                                                      of Common Stock
                                                  Underlying Options which
         Vesting Date                               Vest on Vesting Date
         ------------                               --------------------
         October 30, 1997                                  112,500
         October 30, 1998                                  112,500
         October 30, 1999                                  112,500
         October 30, 2000                                  112,500
         October 30, 2001                                  112,500

         (c) Notwithstanding the foregoing, if, during the term of an Optionee's employment under such Optionee's Employment Agreement, such Optionee's employment with the Company (i) is validly terminated by the Company for "Cause" (as defined in such Optionee's Employment Agreement) or (ii) is voluntarily terminated by such Optionee other than for "Good Reason" (as defined in such Optionee's Employment Agreement), then all of such Optionee's unvested Options shall cease to continue to vest and all of such Optionee's unvested Options shall expire and become void.

         (d) Notwithstanding anything to the contrary contained in this Plan Agreement (including anything in Section 13), if an Optionee's employment with the Company is terminated (i) by the Company other than for "Cause" (as such term is defined in such Optionee's Employment Agreement), or (ii) by Employee for "Good Reason" (as such term is defined in such Optionee's Employment Agreement), then all of such Optionee's Options shall automatically and without any required action on the part of Optionee or the Company, immediately fully vest (to the extent any such Options were unvested) and become exercisable.

         (e) Notwithstanding anything to the contrary contained herein, (i) if an Optionee's employment with the Company is terminated as a result of Optionee's Death or Disability (as such terms are defined in Optionee's Employment Agreement) and the other Optionee's employment with the Company shall not have previously terminated, then such deceased or disabled Optionee's Options which were to have vested on the next two Vesting Dates following the date of such termination of employment due to Death or Disability shall automatically, and without any required action on the part of Optionee or the Company, immediately fully vest (to the extent such Options were unvested at the time of such Optionee's termination of employment due to Death or Disability) and become exercisable and (ii) if an Optionee's employment with the Company is terminated as a result of Optionee's Death or Disability and the other Optionee's employment with the Company shall have previously terminated or shall simultaneously terminate due to Death or Disability, then such deceased or disabled Optionee's Options which were to have vested on the next Vesting Date following the date of such Optionee's termination of employment due to Death or Disability shall automatically, and without any required action on the part of Optionee or the Company, immediately fully vest (to the extent such Options were unvested at the time of such Optionee's termination of employment due to Death or Disability) and become fully exercisable. Any portion of the deceased or disabled Optionee's Options which remain unvested after the application of the acceleration provisions of this paragraph (e) upon such Optionee's Death or Disability shall cease to continue to vest and such unvested portion of the deceased or disabled Optionee's Options shall immediately expire and become void.

         (f) In addition to the accelerated vesting pursuant to paragraphs (d) and (e) of this Section 5, the vesting of shares subject to the Options granted to an Optionee shall accelerate upon the terms and conditions set forth in Sections 7 and 13 hereof.

         (g) Installments of vested Options may be exercised in whole or in part, and, to the extent not exercised, will accumulate and be exercisable at any time on or before termination of the Options.

6.       Expiration Date.

         Both the Group A Options and the Group B Options shall terminate and expire at 5:00 p.m., California time, on October 30, 2003. In no event may either the Group A Options or the Group B Options be exercised after the date on which they terminate.

7.       Redemption of Group A Options

         The Company may, upon the affirmative vote of the majority of the Committee, call the Group A Options for redemption, in whole or in part, at a price of $0.01 per Group A Option (each, a "Redemption Call"), (i) on the date, if any, on which the Company calls for redemption (the "Warrant Call") all of the Company's Redeemable Common Stock Purchase Warrants issued pursuant to that certain Warrant Agreement dated as of February 16, 1995, by and between the Company and Continental Stock Transfer & Trust Company or (ii) at any time after the Warrant Call, upon notice in the case of (i) and (ii) (in the manner set forth below) to each Optionee of not less than 30 days prior to the date of redemption (the "Redemption Date"), and, in the case of a Redemption Call pursuant to clause (ii) of this sentence, such Redemption Call may only be made if the Current Market Price (determined in accordance with Section 9 hereof) of the Common Stock has been at least $8.50, subject to adjustment in accordance with Section 12 hereof, on each of the twenty (20) consecutive trading days ending on the third business day prior to the date on which notice of such Redemption Call is given. Any Group A Options which are subject to a Redemption Call, but which have not vested prior to such Redemption Call, shall immediately become fully vested. The Company shall cause to be mailed, certified mail, postage prepaid, return receipt requested, to each Optionee at the notice address set forth in Section 15 hereof, a written notice, notifying such Optionee that the Company has called all or a portion of the Group A Options for redemption and stating (i) the Redemption Date, (ii) the number of Group A Options called for redemption (identifying any Group A Options called for redemption which are not yet vested), (iii) that all Group A Options subject to such Redemption Call which have not been previously exercised may be exercised prior to and including the Redemption Date, regardless of whether such Group A Options would otherwise be vested as of such Redemption Date and
(iv) that all Group A Options which are the subject of such Redemption Call which are not exercised on or before the Redemption Date shall thereafter cease to be exercisable. Notwithstanding anything to the contrary in the foregoing, in the event that exercise of an Optionee's Group A Options and/or sale of the shares received upon exercise during the period after a Redemption Call and prior to the applicable Redemption Date (i) would result in liability under Sections 10(b) or 16(b) of the Exchange Act or (ii) would be prohibited or restricted in any manner by any applicable law or regulation, the redemption of such Optionee's Group A Options shall be delayed until the tenth day after the later of (i) last date upon which such exercise and sale would result in such liability or (ii) the last date when any applicable law or regulation would prohibit or restrict in any manner such exercise or sale.

8.       Transferability.

         The Options granted under this Plan Agreement shall be non-transferable by the holder either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and shall be exercisable during the holder's lifetime only by the holder, regardless of any community property interest therein of the spouse of the holder, or such spouse's successors in interest. If the spouse of the holder shall have acquired a community property interest in an Option pursuant to a domestic relations order as defined under the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the holder, or the holder's permitted successors in interest, may exercise the Option on behalf of the spouse of the holder or such spouse's successors in interest.

9.       Current Market Price of Common Stock

         For purposes of this Plan Agreement, Current Market Price means the closing price of a share of Common Stock on the trading day immediately preceding the date of such determination. The closing price shall be the last reported sales price regular way (or, in case no such reported sale takes place on such day, the last reported sales price regular way for the most recent day for which such information is available shall be used), in each case on the principal national securities exchange or in the Nasdaq National Market System to which the shares of Common Stock are listed or admitted to trading, or if not listed or admitted to trading thereon, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by Nasdaq or any comparable system, or if the Common Stock is not listed on Nasdaq or a comparable system, the average of the closing bid and asked prices on such day in the domestic over-the-counter market as reported on the NASD Electronic Bulletin Board, or, if not reported on such bulletin board, in the "pink sheets" published by the National Quotation Bureau, Incorporated. If at any time the Common Stock is not listed on any national securities exchange or quoted in the Nasdaq System or the over-the-counter market or reported on the NASD Electronic Bulletin Board or in the "pink sheets" published by the National Quotation Bureau, Incorporated, the Current Market Price on such day shall be the fair market value thereof reasonably determined in good faith by the Committee and agreed to by the Optionees (which agreement shall not be unreasonably withheld) based upon such information and advice as they mutually consider appropriate (such agreement between the Committee and the Optionees being referred to herein as "Mutual Agreement"). If the Committee and the Optionee are unable to so agree within twenty-one (21) days of the date of determination, the Current Market Price on such day will be the fair market value thereof determined by an independent, nationally recognized investment banking firm selected by mutual agreement of the Committee and the Optionees (an "Agreed Upon Firm").

10.      No Right to Continued Employment or Engagement by the Company.

         This Plan Agreement is not an employment contract and nothing in this Plan Agreement shall be deemed to create in any way whatsoever any obligation on Optionee's part to continue in the employ of the Company, or an affiliate of the Company or on the Company's part to continue Optionee's employment with the Company or an affiliate of the Company.

11.      Privileges of Stock Ownership

         No person entitled to exercise any Option granted under this Plan Agreement shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock issuable upon exercise of such Option until certificates representing such shares shall have been issued and delivered.

12.      Adjustment of Exercise Prices and Number of Options.

         The Exercise Prices shall be subject to adjustment from time to time as hereinafter provided.

         (a) Subdivision or Combination of Stock. In case the Company shall at any time subdivide the outstanding shares of Common Stock into a greater number of shares, whether through a stock split, stock dividend or otherwise, the number of shares of Common Stock issuable upon exercise of the Options shall be proportionately increased and the Exercise Prices in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the number of shares of Common Stock issuable upon exercise of the Options shall be proportionately reduced and the Exercise Prices in effect immediately prior to such combination shall be proportionately increased. Upon each adjustment of the Exercise Prices pursuant to this paragraph (a), each Optionee shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of such Option immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         (b) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, Etc. In case the Company (i) consolidates with or merges into any other entity and is not the continuing or surviving corporation of such consolidation or merger, or (ii) permits any other entity to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other entity, or (iv) effects a capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock (each of the foregoing events in clauses (i) through (iv) being a "Fundamental Change"), then in each such case proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this subsection (b), the Optionees, upon the exercise of the Options at any time after the consummation of such Fundamental Change, shall be entitled to receive (at the aggregate Exercise Price in effect for all shares of Common Stock issuable upon such exercise immediately prior to such consummation as adjusted to the time of such transaction), in lieu of shares of Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and assets to which such Optionees would have been entitled upon such consummation if such Optionees had exercised such Options immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 12). In the case of any Fundamental Change, the Company shall require the successor or acquiring corporation to assume the obligation to perform each and every covenant and condition of this Plan Agreement to be performed and observed by the Company and all liabilities and obligations of the Company hereunder.

         (c) Other Equitable Adjustments. If any event occurs as to which the other provisions of this Section 12 are not strictly applicable (or if strictly applicable would not fairly protect the rights of the Optionees in accordance with the basic intent and principles of such provisions) but, in the reasonable opinion of the Committee, an adjustment should be made to fairly protect the rights of Optionees in accordance with the basic intent and principles of such provisions, then the Company shall appoint a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing, which shall give its opinion upon the adjustment, if any, to be made to protect the Optionees against dilution on a basis consistent with the basic intent and principles established in the other provisions of this Section 12. Upon receipt of such opinion, the Company shall forthwith make the adjustments, if any, described therein, provided such equitable adjustments under this Section 12(c) would not result in a charge to the Company's earnings pursuant to applicable financial accounting principles.

         (d) Notice of Adjustment. Upon any adjustment of the Exercise Prices or of the number of shares issuable upon the exercise of the Options, then and in each such case the Company shall promptly deliver a notice to each Optionee of the adjustment and a copy of a certificate of either the Committee or a firm of independent public accountants selected by the Committee (who may be the regular accountants employed by the Company), which certificate shall state the Exercise Prices resulting from such adjustment and the increase or decrease, if any, in the number of shares issuable at such prices upon the exercise of each Option, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         (e) Other Notices. In case at any time:

             (i)   the Company shall declare any cash dividend on its Common
Stock;

             (ii) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

             (iii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

             (iv) the Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of earnings or earned surplus or dividends payable in Common Stock);

             (v) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation (other than a subsidiary of the Company in which the Company is the surviving or continuing corporation and no change occurs in the Company's Common Stock), or sale of all or substantially all of its assets to, another entity;

             (vi) there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding up of the Company; or

             (vii) the Company proposes to take any other action or an event occurs which would require an adjustment of the Exercise Prices pursuant to this Section 12;

then, in any one or more of such cases, the Company shall give written notice to each Optionee who is not then an executive officer or director of the Company, addressed to each such Optionee at the address of the Optionee shown on the books of the Company, of (1) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) the date (or, if not then known, a reasonable approximation thereof by the Company) on which such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up or other action, as the case may be, shall take place. Such notice shall also specify (or, if not then known, reasonably approximate) the date as of which the holders of Common Stock or record shall participate in such dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up or other action, as the case may be. Such written notice shall be given at least ten days prior to the action in question and not less than ten days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

         (f) Adjustments below Par Value. Before taking any action which would cause an adjustment pursuant to this Section 12 to reduce the Exercise Prices below the then par value (if any) of the shares of Common Stock issuable upon the exercise of Options, the Company will take any corporate action which may, in the opinion of its counsel (which may by counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Prices as so adjusted.

         (g) Shares of Common Stock. For the purpose of this Section 12, the terms "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 12, the Optionees shall become entitled to purchase any securities of the Company other than shares of Common Stock, thereafter the number of such other shares so issuable upon exercise of each Option and the Exercise Prices with respect to such shares shall be subject to adjustment from time to time in a manner on the terms as nearly equivalent as practicable to the provisions with respect to the Options contained in this Section 12, and the provisions of this Section 12 shall apply on like terms to any such other securities.

13.      Amendment of Plan Agreement

         (a) This Plan Agreement may not be revised or amended without the written consent of the Company and each Optionee who holds an outstanding Option subject to such proposed revision or amendment, provided further, that any such amendment or revision shall also be subject to any applicable stockholder approval requirements. Notwithstanding the foregoing, this Plan Agreement may not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

         (b) Except as provided in Section 12 hereof, no modification may be made to the Options except in compliance with Rule 16b-3.

14.      Section 16 of the Exchange Act

         (a) It is the intent of the Company that this Plan Agreement comply in all respects with Rule 16b-3 in connection with the Options granted hereunder. Accordingly if any provision of this Plan Agreement does not comply with Rule 16b-3 as then applicable to Optionees, then, with the written consent of Optionees, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to the Optionees.

         (b) Unless an Optionee could otherwise transfer an Option or the shares of Common Stock issued upon exercise of an Option granted under this Plan Agreement without incurring liability under Section 16(b) of the Exchange Act, at least six months shall elapse from the Grant Date to the date of disposition of any Common Stock issuable upon exercise of any Option hereunder.

15.      Notices.

         Any notice that the Company is required or may desire to give to Optionees hereunder shall be in writing and may be served by delivering it to Optionees, or by sending it to Optionees by certified mail, return receipt requested (effective five days after mailing) or overnight delivery of the same by delivery service capable of providing verified receipt (effective the next business day) or facsimile (effective twenty-four hours after receipt is confirmed by person or machine), at the addresses set forth below, or such substitute addresses as Optionees may from time to time designate by notice to the Company. Any notice that the Optionees are required or may desire to serve upon the Company hereunder shall be in writing and may be served by delivering it personally or by sending it certified mail, return receipt requested or overnight delivery, or facsimile (with receipt confirmed by person or machine) to the address set forth below, or such substitute address as the Company may from time to time designate by notice to Optionees. Such notices by Employee shall be effective at the same times as specified in this Section 15 for notices by the Company.

         Robert B. Little:                  Robert B. Little
                                            12309 Viewcrest Road
                                            Studio City, CA 91604

         Ellen Dinerman Little:             Ellen Dinerman Little
                                            12309 Viewcrest Road
                                            Studio City, CA 91604

         The Company:                       OVERSEAS FILMGROUP, INC.
                                            8800 Sunset Boulevard
                                            Los Angeles, California 9069
                                            Attention: Corporate Secretary
                                            (fax) (310) 855-0719

         17.      Governing Law; Assigns.

         This Plan Agreement and the Options issued hereunder shall be deemed to be a contract made under the laws of Delaware and for all purposes shall be governed by and construed in accordance with the internal laws of such state, regardless of the law of choice of law of that or any other jurisdiction. This Plan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto.

         IN WITNESS WHEREOF, the parties have caused this Plan Agreement to be executed as of the date first set forth above.

                                             OVERSEAS FILMGROUP, INC.
                                             a Delaware corporation



                                         By:
                                            -----------------------------
                                             Name:  Scot K. Vorse
                                             Title: Vice President



                                         --------------------------------
                                                 ROBERT B. LITTLE

                                         Social Security No.:
                                                             ------------



                                         --------------------------------
                                               ELLEN DINERMAN LITTLE

                                         Social Security No.:
                                                             ------------

                                   EXHIBIT A
                                EXERCISE NOTICE



OVERSEAS FILMGROUP, INC,
8800 Sunset Boulevard
Los Angeles, California  90069
Attention:  Corporate Secretary

         Re:      Exercise of Stock Option

Ladies and Gentlemen:

         Pursuant to Section 4 of that certain OVERSEAS FILMGROUP, INC. 1996 SPECIAL STOCK OPTION PLAN AND AGREEMENT (the "Plan Agreement") between the undersigned and OVERSEAS FILMGROUP, INC., a Delaware corporation (the "Company"), the undersigned hereby elects to exercise options granted thereby to purchase shares of Common Stock of the Company at a price of $ per share. Accompanying this Notice is the payment in full for such shares in the following manner permitted by Section 4 of the Plan Agreement: (check one and fill in blanks)

CHECK HERE

[ ] (i)   $___________ in cash or by certified check or cashier's check payable to the order of the Company;

[ ] (ii) $___________ by cancellation of indebtedness (including principal and accrued interest) in the amount of $___________ owed by the Company to the undersigned (which indebtedness may include the Merger Note (as defined in Section 4(a)(ii) of the Plan Agreement));

[ ] (iii) $___________ by delivery of _________ shares of Common Stock of the Company, which have an aggregate Current Market Price determined in accordance with Section 9 of the Plan Agreement of $____________which shares are beneficially owned by the undersigned and, if applicable, by ____________ and have been so beneficially owned for a least six (6) months prior to the date hereof;

[ ] (iv) $___________ through the special sale and remittance procedure pursuant to which, attached hereto are the following: (i) irrevocable written instructions to the Company-designated brokerage firm in the form supplied to the undersigned pursuant to the Plan Agreement and (ii) irrevocable written instructions to the Company to deliver the shares underlying the Options being exercised herewith to deliver such shares to the Company-designated brokerage firm in the form supplied to the undersigned pursuant to the Plan Agreement;

[ ] (v)   $___________ through a combination of the payment methods set forth above. (Check each payment method being used and indicate the amount of the aggregate exercise price being paid pursuant to each method.

[ ] (vi) $___________ in the manner described in the addendum to this Exercise Notice, which manner has been approved by the Committee described in Section 1(b) of the Plan Agreement.

Dated:
      -----------------------                    ------------------------------
                                                          Signature



                                                 ------------------------------
                                                          Print Name



                                                 ------------------------------
                                                 Please print here the exact
                                                 name desired to be on the
                                                 stock certificate and the
                                                 records of the Company.